Exhibit 10.1

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (hereinafter the “Agreement”) is entered into as of July 30, 2026 (hereinafter the “Execution Date”) by and between the following parties:

1. Vestand Inc. (Address: 104 Apple Blossom Circle, Brea, CA 92821) (hereinafter the “Transferor”)

2. Noh Sang-woo (Address: 201-401 Healing M Town, 652-48 Sinhyeon-dong, Gwangju-si, Gyeonggi-do, Republic of Korea) (hereinafter the “Transferee”)

Where either the Transferor or the Transferee is referred to individually, such party is referred to as a “Party,” and collectively as the “Parties.”

PREAMBLE

Of the 200 shares of Vestand Korea Co., Ltd. held by the Transferor, the Transferor wishes to transfer to the Transferee 200 common shares of Vestand Korea Co., Ltd. (hereinafter the “Subject Shares”), and the Transferee wishes to acquire the Subject Shares from the Transferor. Accordingly, the Transferor and the Transferee hereby agree as follows with respect to the transfer of the Subject Shares.

Article 1 Purchase Price

The per-share purchase price of the Subject Shares to be paid by the Transferee to the Transferor under this Agreement shall be based on the par value of KRW 5,000 per share, and the total purchase price (hereinafter the “Purchase Price”) shall be KRW 1,000,000 (one million Korean won).

Vestand Korea Co., Ltd.: Corporate Registration No. 110111-0936767

Address: 205, Daewoo Myeongmun Gaia Building, 56 Seolleung-ro 90-gil, Gangnam-gu, Seoul, Republic of Korea

Total Shares Issued: 200 shares Par Value: KRW 5,000

Article 2 Transfer of the Subject Shares

1. The Transferee shall acquire the shares as set forth in the table below, with the Execution Date of this Agreement (July 30, 2026) as the transfer date, and shall pay the Purchase Price by wire transfer to the Transferor’s account below.

Transferee	No. of Shares Transferred	Transfer Amount	Transferor’s Account
Noh Sang-woo	200 shares	₩1,000,000	Vestand, Inc.
(노상우)			Address: 104 Apple Blossom Cir.
Brea, CA 92821
Bank of America
Bank address: 222 Broadway
New York, NY 10038
SWIFT code: BOFAUS3N
Routing# 121000358
Acc# 325207545276

2. The Transferor shall complete the change of shareholder registration immediately upon receipt of the Purchase Price from the Transferee.

3. All rights held by the Transferor with respect to the Subject Shares shall be transferred to the Transferee pursuant to this Agreement.

Article 3 Put and Call Option Matters (Following Execution of the Above Stock Transfer)

1. “Party B” may request “Party A,” in writing or otherwise, one week prior to the date of exercise, to sell to “Party B” all or part of “Party A’s” holdings in Vestand Korea Co., Ltd. Upon such request, “Party A” shall sell its holdings in Vestand Korea Co., Ltd. to “Party B.”

“Party A” may request “Party B,” in writing or otherwise, one week prior to the date of exercise, to purchase from “Party A” all or part of “Party A’s” holdings in Vestand Korea Co., Ltd. Upon such request, “Party B” shall purchase “Party A’s” holdings in Vestand Korea Co., Ltd.

2. Subject Shares

① Vestand Korea Co., Ltd.: Corporate Registration No. 110111-0936767

② Shares Subject to Request: 200 shares

③ Purchase Price Upon Request: KRW 1,000,000, plus an option premium equal to 10% of such amount, for a total purchase price of KRW 1,100,000.

3. Exercise Period of the Put/Call Option

“Party B” shall hold the put/call option right with respect to the 200 shares held by “Party A” during the period from July 28, 2026 through July 28, 2027.

Article 4 Representations and Warranties

The Transferor represents and warrants to the Transferee that, as of the Execution Date of this Agreement, the following is true and accurate:

a. The Transferor holds complete and unencumbered ownership of the Subject Shares, free of any legal restriction, including the creation of any security interest.

b. The Transferor has proper authority to transfer the Subject Shares in accordance with the articles of incorporation of the subject company and other applicable laws and regulations, and has lawfully completed all procedures required for the transfer of the Subject Shares.

Article 5 Effectiveness of this Agreement

This Agreement shall become effective immediately upon execution, and shall terminate upon completion of the transfer procedures for the Subject Shares under Article 2.

Article 6 Governing Law and Jurisdiction

1. This Agreement shall be interpreted and governed in accordance with the laws of the Republic of Korea.

2. Any and all disputes arising in connection with this Agreement shall be resolved by litigation, with the Seoul Central District Court serving as the court of exclusive jurisdiction for the first instance.

July 30, 2026

“Transferor”

Vestand Inc. /s/ Jiwon Kim

Address: 104 Apple Blossom Circle, Brea, CA 92821

Registration No.: 87-3941448

“Transferee”

Noh Sang-woo /s/ Sang-woo Noh

Address: 201-401 Healing M Town, 652-48 Sinhyeon-dong, Gwangju-si, Gyeonggi-do

Resident Registration No.: 731105-1047919